EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 14, 2005 with respect to the consolidated financial statements and schedule of Penn Engineering & Manufacturing Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2004, in the following registration statements:

Penn Engineering & Manufacturing Corp. 1996 Equity Incentive Plan Form S-8 Registration Statement (Registration No. 333-20101);

Penn Engineering & Manufacturing Corp. 1996 Employee Stock Purchase Plan Form S-8 Registration Statement (Registration No. 333-13073);

Penn Engineering & Manufacturing Corp. 1998 Stock Option Plan for Non-Employee Directors Form S-8 Registration Statement (Registration No. 333-92907);

Penn Engineering & Manufacturing Corp. 1999 Employee Stock Option Plan Form S-8 Registration Statement (Registration No. 333-92903);

Penn Engineering & Manufacturing Corp. Dividend Reinvestment and Stock Purchase Plan Form S-3 Registration Statement (Registration No. 333-73450).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 14, 2005